UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2006

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

805 North Parkway, Jackson, Tennessee		38305
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	731-668-2444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kirkland’s, Inc. announced that its annual meeting of shareholders (the "Annual Meeting") will be held on Monday, June 5, 2006, at 1:00 p.m. Central Time at The Crescent Club, Memphis, Tennessee. Holders of Kirkland’s, Inc. common stock as of Wednesday, April 10, 2006 will be entitled to attend and vote at the Annual Meeting.

Shareholders may nominate director candidates and make proposals to be considered at the Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the Annual Meeting or any other proposal for consideration at the Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between March 8, 2006 and April 7, 2006.

The form of proxy issued with the proxy statement for the Annual Meeting will confer discretionary authority to vote for or against any proposal made by a shareholder at the Annual Meeting and which is not included in the proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between March 8, 2006 and April 7, 2006 and certain other conditions provided for in the SEC’s rules have been satisfied.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 805 N. Parkway, Jackson, TN 38305, Attention: Lowell E. Pugh, II, Vice President, General Counsel and Secretary.

The foregoing information concerning shareholder nominations of director candidates, shareholder proposals and discretionary authority supersedes and replaces the discussion of these topics that was contained in the proxy statement for our annual meeting of shareholders held on June 5, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

March 13, 2006	By:	/s/ Robert E. Alderson

Name: Robert E. Alderson
Title: President and Chief Executive Officer